UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 11, 2012

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Purchase Agreement dated July 3, 2012 among Nektar Therapeutics (the “Company”) and the initial purchasers party thereto, which was included in the Form 8-K filed by the Company on July 10, 2012, on July 11, 2012, the Company issued $125 million aggregate principal amount of its 12.0% senior secured notes due 2017 (the “Notes”) governed by an Indenture, dated as of July 11, 2012 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Collateral Agent”). The holders of the Notes do not have any registration rights.

Under the terms of the Indenture, the Notes will bear interest at a rate of 12.0% per annum. The Company shall pay interest on the Notes in cash semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2013. The Notes will mature on July 15, 2017. All outstanding principal will be paid at maturity.

The Indenture contains customary covenants, including covenants that limit or restrict the Company’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and make dispositions of assets. The Indenture does not contain covenants related to future financial performance. The Indenture specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and non-payment of material judgments. Upon the occurrence of an event of default under the Indenture, subject to cure periods in certain circumstances, the Collateral Agent, at the direction of the holders of the Notes, may declare all amounts outstanding to be immediately due and payable and foreclose on or liquidate the Company’s assets that comprise the collateral securing the Notes. Subject to certain terms and conditions in the Indenture, the Company retains the ability to enter into future collaboration transactions and royalty financing transactions.

The Indenture provides that, beginning on July 15, 2015, the Company may redeem some or all of the Notes at a redemption price equal to, prior to July 15, 2016, 109.0% of the principal amount of the Notes to be redeemed and, on and after July 15, 2016, 104.5% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to but not including the redemption date. Prior to July 15, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 112% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Notes at any time prior to July 15, 2015, by paying a “make whole” premium, plus accrued and unpaid interest to the date of redemption. If the Company experiences certain change of control events, the holders of the Notes will have the right to require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Upon certain asset sales, the Company may be required to offer to use the net proceeds thereof to purchase some of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Under the terms of the Indenture, the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by (i) the Company’s future domestic restricted subsidiaries, (ii) Nektar Therapeutics UK Limited to the extent its total assets or revenues exceed 1.0% of the consolidated total assets or consolidated revenues, respectively, of the Company and a guarantee by it would not result in material adverse tax consequences under Section 956 of the Internal Revenue Code or any successor provision thereto and (iii) each of the Company’s future foreign subsidiaries to the extent a guarantee by such foreign subsidiary (x) would not result in material adverse tax consequences under Section 956 of the Internal Revenue Code or any successor provision thereto and (y) is permitted under applicable law.

Under the terms of the Indenture, the Company is required to enter into a Pledge and Security Agreement dated July 11, 2012 (the “Security Agreement”), between the Company and Wells Fargo Bank, National Association, collateral agent, and an Escrow and Deposit Account Control Agreement dated July 11, 2012 (the “Escrow Agreement” and collectively with the Security Agreement, the “Collateral Documents”), among the Company, Wells Fargo Bank, National Association, as collateral agent, and Wells Fargo Bank, National Association, as escrow agent. Pursuant to the Collateral Documents, the Notes and the related guarantees are secured by a first-priority lien on substantially all of the Company’s and the guarantors’ assets, in each case, subject to certain prior liens and other exceptions.

The preceding summaries of the Indenture, the Security Agreement, and the Escrow Agreement are qualified in their entireties by reference to the text of the Indenture, the Security Agreement, and the Escrow Agreement, which are filed as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As of March 31, 2012, the Company had $215.0 million in aggregate principal amount of 3.25% convertible notes due September 28, 2012 (the “Convertible Subordinated Notes”) outstanding. In connection with the issuance of the Notes under the Indenture, the Company has received $42.5 million in aggregate principal amount of Convertible Subordinated Notes in exchange for $42.5 million of the Notes. The Company also expects to repay $82.5 million in aggregate principal amount of Convertible Subordinated Notes with the proceeds from the sale of the Notes and the remaining $90.0 million in aggregate principal amount of Convertible Subordinated Notes and accrued and unpaid interest on the Convertible Subordinated Notes using cash on hand on September 28, 2012.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. Such information shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements, which involve substantial risks and uncertainties including but not limited to: (i) the Notes include a number of covenants and conditions and, in certain cases, if the Company fails to comply with these covenants and conditions, the maturity date of the Notes could be accelerated and penalties and premiums could apply, and (ii) our financial performance is subject to the significant risk of unplanned revenue shortfalls, unplanned expenses, and expenses being higher than planned, any of which could significantly and adversely affect our cash on hand on September 28, 2012 and our ability to repay the remaining Convertible Subordinated Notes. Actual results could differ materially from the forward-looking statements and Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Indenture dated July 11, 2012 by and between Nektar Therapeutics and Wells Fargo Bank, National Association, including the form of 12.0% Senior Secured Note due 2017.

10.2	Pledge and Security Agreement dated July 11, 2012 by and between Nektar Therapeutics and Wells Fargo Bank, National Association.

10.3	Escrow and Deposit Account Control Agreement dated July 11, 2012 among Nektar Therapeutics, Wells Fargo Bank, National Association, as collateral agent, and Wells Fargo Bank, National Association, as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

July 11, 2012	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indenture dated July 11, 2012 by and between Nektar Therapeutics and Wells Fargo Bank, National Association, including the form of 12.0% Senior Secured Note due 2017.

10.2	Pledge and Security Agreement dated July 11, 2012 by and between Nektar Therapeutics and Wells Fargo Bank, National Association.
10.3	Escrow and Deposit Account Control Agreement dated July 11, 2012 among Nektar Therapeutics, Wells Fargo Bank, National Association, as collateral agent, and Wells Fargo Bank, National Association, as escrow agent.